Exhibit 99.1

APPLIED NANOTECH HOLDINGS, INC. ANNOUNCES OCTOBER 8 CONFERENCE CALL

Webcast Alert: Applied Nanotech Holdings, Inc. announces its October 8, 2008 Investor Conference Call and Webcast

Austin, Texas, October 3, 2008 – Applied Nanotech Holdings, Inc. (OTC: APNT) announces a Conference Call and Webcast, with the details described below.

What:	Applied Nanotech Holdings, Inc. Investor Conference Call and Webcast to discuss the current status of business opportunities and recent developments.

When:	Wednesday, October 8, 2008 at 11:00 a.m. EDT. A replay of the webcast will be available until January 15, 2009.

Where:	Website link will be available at www.appliednanotech.net under “Investor information” or at htttp://www.visualwebcaster.com/event.asp?id=51899

Participants who wish to call should call (719) 325–4755. Conference Id 4417821

How:	Live over the Internet -- Simply log on to the web at the address above, or by using the link at Applied Nanotech’s website or dial (719) 325–4755 and use the conference ID: 4417821.

Contact:  Doug Baker, (248) 391-0612

Applied Nanotech Holdings, Inc. is a premier research and commercialization organization dedicated to developing applications for nanotechnology with an extremely strong position in the fields of electron emission applications from carbon film/nanotubes, sensors, functionalized nanomaterials, and nanoelectronics. It also possesses investments related to electronic digitized sign technology. ANI has over 250 patents or patents pending. Its business model is to license its technology to partners that will manufacture and distribute products using the technology. ANI’s website is www.appliednanotech.net.